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                                                                    EXHIBIT 10.1

                                LETTER OF CREDIT

                            REIMBURSEMENT AGREEMENT

                                    BETWEEN

                                   RTW, INC.

                                      AND

                         U.S. BANK NATIONAL ASSOCIATION

                           DATED AS OF JULY 30, 2004
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                                LETTER OF CREDIT
                            REIMBURSEMENT AGREEMENT

      THIS LETTER OF CREDIT REIMBURSEMENT AGREEMENT, dated as of July 30, 2004, between RTW, INC., a corporation organized under the laws of Minnesota (the "Company") in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS

      1. The Company has requested that the Bank issue certain irrevocable standby letters of credit not exceeding $4,050,000 in the aggregate.

      2. The Company has agreed to reimburse the Bank for the Bank's liability, if any, under said letters of credit.

      NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the aforesaid letters of credit, and intending to be legally bound hereby, the Company and the Bank hereby agree as follows:

                                    ARTICLE I
                        Definitions and Accounting Terms

      Section 1. Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined, as the context may require).

            "ACIC": American Compensation Insurance Company, a Minnesota corporation.

            "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

            "Bank": as defined in the opening paragraph hereof.

            "Beneficiary": as to any Letter of Credit, the beneficiary of such letter of credit.
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            "Business Day": any day which is not a Saturday or Sunday and is not a day on which banking institutions in Minnesota, or the city in which the principal office of the Bank is located, are authorized or required by law to close, or on which the New York Stock Exchange is closed.

            "Code": the Internal Revenue Code of 1986, as amended.

            "Company": as defined in the opening paragraph hereof.

            "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, equity interests or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

            "Date of Issuance": for a Letter of Credit, the date on which such Letter of Credit is issued by the Bank.

            "Default": any event which, with the giving of notice (whether such notice is required under Article IX, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate": any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

            "Event of Default": any Event of Default described in Article IX hereof.

            "Expiration Date": for a Letter of Credit, the date on which such Letter of Credit expires.

            "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be

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      approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Immediately Available Funds": funds with good value on the day and in the city in which payment is received.

            "Indebtedness": with respect to any Person at the time of any determination, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued,
      (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements or other hedging arrangements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

            "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Letter of Credit": an irrevocable direct-pay letter of credit of the Bank in the form of Exhibit A attached hereto or such other form prescribed by the Bank, as such letter of credit may be amended, supplemented, extended or restated from time to time.

            "Lien": any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including but not limited to the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to, now owned or hereafter acquired.

            "PBGC": the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

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            "Person": any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

            "Plan": each employee benefit plan (whether in existence on the date of this Agreement or thereafter instituted), as such term is defined in
      Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Company or of any ERISA Affiliate.

            "Pledge Agreement": the Pledge Agreement dated concurrently herewith given by the Company in favor of the Bank whereunder the Company has pledged to the Bank all of its common stock in ACIC as security for the Company's obligations under this Agreement and the Related Documents.

            "Prime Rate": the rate of interest from time to time publicly announced by the Bank as its "prime rate"; the Bank may lend to its customers at rates that are at, above or below the Prime Rate. For purposes of determining any interest rate hereunder which is based on the Prime Rate, such interest rate shall change as and when the Prime Rate shall change.

            "Prohibited Transaction": the respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

            "Related Documents": a Letter of Credit, this Agreement, the Pledge Agreement or any other agreement or instrument relating hereto or thereto.

            "Reportable Event": a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of
      Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

            "Restricted Payments": With respect to the Company, collectively, all dividends or other distributions of any nature (cash, securities other than common stock of the Company, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by the Company, whether such securities are authorized or outstanding on the date hereof or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

            "Stated Amount": the amount of any Letter of Credit as stated in such Letter of Credit.

            "Subsidiary": any corporation 50% or more of whose securities or other ownership interests having ordinary voting power for the election of a majority of the

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      board of directors or other Persons performing similar functions are owned by the Company either directly or through one or more Subsidiaries.

      Section 2. Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Company and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

      Section 3. Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

                                   ARTICLE II
                         Issuance of Letters of Credit.

      Section 1. Issuance of Letters of Credit. At any time and from time to time from the date hereof to June 30, 2005, upon written request of the Company to the Bank, the Bank may, in its sole discretion, issue Letters of Credit in the aggregate amount of not more than $4,050,000, substantially in the form attached hereto as Exhibit A or such other form as may be prescribed by the Bank, subject to and upon the terms and conditions set forth in this Agreement; provided, that no Letter of Credit shall have an initial expiration date more than one year from its Date of Issuance, but such expiration date may be extended without amendment for one year from the initial expiration date or any future expiration date so long as such Letter of Credit provides that the Bank may notify a Beneficiary by registered mail not less than thirty (30) days prior to such expiration date that any such Letter of Credit will not be renewed for any such additional period.

                                   ARTICLE III
                        Reimbursement and Other Payments

      Section 1. Payments to the Bank. The Company hereby agree to pay to the
Bank:

            (a) on each of (a) the Date of Issuance, and (b) on each anniversary of the Date of Issuance thereafter occurring so long as a Letter of Credit is outstanding, a letter of credit fee in an amount equal to the product of the Stated Amount of such Letter of Credit as of each such date times 1.5%;

            (b) on the Date of Issuance and on each anniversary of the Date of Issuance so long as a Letter of Credit is outstanding, the Bank's customary letter of credit administration fee for such Letter of Credit (currently $300 per year);

            (c) upon each transfer of any Letter of Credit in accordance with its terms, the sum of $1,000 per transfer plus the Bank's actual costs and expenses associated with such transfer;

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            (d)   on the day that any amount is drawn under a Letter of Credit, and after such drawing has been honored by the Bank, a sum equal to the amount so drawn under such Letter of Credit;

            (e) upon each draw under a Letter of Credit, the Bank's drawing fee (currently an amount equal to the greater of (A) $75 or (B) one-eighth of one percent of the amount of the draw);

            (f)   upon each draw paid by wire transfer, a wire transfer fee of $
      15;

            (g) upon each billing made by the Bank hereunder, a billing fee of $25;

            (h) upon the making of any amendment to a Letter of Credit, the Bank's customary amendment fee (currently $75 per amendment);

            (i) on demand, any and all reasonable charges and expenses, including the reasonable fees and expenses of outside counsel (determined on the basis of such counsel's generally applicable rates, which may be higher than the rates such counsel charges the Bank in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, incurred by the Bank in enforcing any rights under this Agreement;

            (j) on demand, interest on all amounts remaining unpaid by the Company to the Bank at any time under this Agreement from the date such amounts become payable (in the case of an amount payable on demand, from the date the Bank is first entitled to demand payment, regardless of whether a demand for payment is actually made) until payment in full at a fluctuating interest rate per annum (computed on the basis of the actual number of days elapsed and a year of 360 days) equal to two percent (2%) per annum above the Prime Rate; provided that such fluctuating interest rate shall in no event be higher than the maximum rate permitted by law.

      Section 2. Change in Law, Etc. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or the enactment of any new law or regulation, shall either (i) impose, modify or deem applicable any reserve, special deposit, capital adequacy or similar requirement against loans made by or letters of credit issued by, the Bank or (ii) impose on the Bank any other condition regarding this Agreement or a Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Bank of issuing or maintaining a Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), or to reduce the amount of principal, interest or any fee or compensation receivable by the Bank in respect of this Agreement or a Letter of Credit, or in the case of capital adequacy requirements, the result is to increase the amount of capital required to be maintained by the Bank with respect to a Letter of Credit above the amount of capital that otherwise would be required to be maintained by it with respect thereto (taking into account the Bank's internal policies with respect to capital maintenance as of the date hereof and laws in effect on the date of this Agreement requiring future increases in capital maintenance) then, upon demand by the Bank, the Company shall pay

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to the Bank, on the date or dates or at the intervals specified by the Bank, such additional amounts as the Bank shall determine to be necessary to compensate the Bank for such increased cost or capital or reduced receipt, together with interest on each such amount from the date demanded until payment in full thereof at the fluctuating rate as provided in Section l(j) above; provided, however, that such increased compensation shall not become effective, and shall not begin to accrue, until 30 days after the date on which the Bank gives the Company written notice thereof. A certificate setting forth in reasonable detail such increased cost or capital or reduced receipt incurred by the Bank as a result of any event mentioned in clause (i) or (ii) of this
Section 2 and the amount determined by the Bank to be necessary to compensate the Bank therefor, submitted by the Bank to the Company, shall be conclusive, absent manifest error, as to the amounts thereof.

      Section 3. Form of Payment. All payments by the Company to the Bank hereunder shall be non-refundable and made in lawful currency of the United States and in Immediately Available Funds at the Bank's principal office at the address indicated in Article XI Section 2, no later than 2:00 p.m. local time at such office on the day payment is due. Payments received by the Bank after 2:00 p.m., local time at such office, shall be deemed to be received on the following Business Day.

                                   ARTICLE IV
             Conditions Precedent to Issuance of a Letter of Credit

      Section 1. Items to be Received. It shall be a condition precedent to the issuance by the Bank of a Letter of Credit that the Bank shall have received, on or before the Date of Issuance, the following items, each, unless otherwise indicated, dated the Date of Issuance and in form and substance satisfactory to the Bank and its counsel:

            (a)   this Agreement, duly executed by the Company;

            (b) the Pledge Agreement, dated as of even date herewith, executed by the Company in favor of the Bank, together with the original stock certificates in ACIC pledged thereby duly endorsed to the Bank in blank.

            (c) a copy of the Company's organizational documents and all amendments thereto (certified by the Company's Secretary or Assistant Secretary as being true, correct and complete), a copy of the Company's resolution and such other evidence as the Bank may reasonably require that the execution, delivery and performance of this Agreement and each other Related Document to which the Company is a party has been duly authorized by all necessary organizational action;

            (d) payment, in Immediately Available Funds, of the initial letter of credit fee payable under Article III, Sections l(a) and l(b) of this Agreement;

            (e) payment of the fees, service charges and disbursements of legal counsel to the Bank;

            (f) such financial statements of the Company as may be requested by the Bank; and

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            (g)   an opinion of Lindquist & Vennum covering the matters
      described by the Bank and otherwise in form and substance acceptable to the Bank.

            (h) such other documents, instruments, approvals and, if requested by the Bank, certified duplicates of executed copies thereof, as the Bank may reasonably request.

      Section 2. Representations. The following statements shall be true and correct on the Date of Issuance:

            (a) the representations and warranties contained in Article VI of this Agreement are correct on and as of the Date of Issuance as though made on and as of such date;

            (b) no petition by or against the Company has at any time been filed under the United States Bankruptcy Code or under any similar act; and

            (c) no Event of Default has occurred and is continuing, or would result from the issuance of a Letter of Credit and execution, delivery or performance of this Agreement or any other Related Document.

                                    ARTICLE V
                              Obligations Absolute

      Section 1. Obligations Absolute. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall not be subject to any right of set-off or counterclaim and shall be paid or performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

            (a) any lack of validity or enforceability of a Letter of Credit or any Related Document;

            (b) any amendment or waiver of any provision of all or any of the Related Documents;

            (c) the existence of any claim, setoff, defense or other rights which the Company may have at any time against a Beneficiary, the Bank (other than the defense of payment to the Bank in accordance with the terms of this Agreement) or any other person or entity, whether in connection with this Agreement, the Related Documents or any transaction contemplated thereby or any unrelated transaction;

            (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

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            (e)   payment by the Bank under a Letter of Credit against
      presentation of a sight draft or certificate which does not comply with the terms of such Letter of Credit; and

            (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding the foregoing, the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by the Company's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

                                   ARTICLE VI
                         Representations and Warranties

      The Company represents and warrants as follows:

      Section 1. Organization, Standing, Etc. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to carry on its business as now conducted, to enter into this Agreement and the Related Documents to which it is a party and to perform its obligations under this Agreement and such Related Documents. The Company and each Subsidiary has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

      Section 2. Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and the Related Documents to which it is a party have been duly authorized by all necessary organizational action by the Company, and this Agreement and such Related Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

      Section 3. No Conflict; No Default. The execution, delivery and performance by the Company of this Agreement and the Related Documents to which it is a party will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Company or any Subsidiary, (b) violate or contravene any provision of the organizational documents of the Company, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. To the best knowledge of the Company, neither the Company nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination

                                       9
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or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company or such Subsidiary.

      Section 4. Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Company or any Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement or any of the Related Documents.

      Section 5. Financial Statements and Condition. The Company's audited and unaudited financial statements heretofore furnished to the Bank have been prepared in accordance with GAAP on a consistent basis (except for year-end audit adjustments as to the interim statements) and fairly present the consolidated or consolidating financial condition of the Company and the Subsidiaries as of such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Company nor any Subsidiary had any material obligation, contingent liability, liability for taxes, or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since the date of delivery of any such audited or unaudited financial statements, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Company or any Subsidiary.

      Section 6. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Company or any Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations under this Agreement or any of the Related Documents to which it is a party.

      Section 7. ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. There is no action, suit, proceeding or investigation pending or threatened (or any basis therefor known to the Company or any ERISA Affiliate) by the PBGC or any other governmental or administrative agency or body involving any violation or alleged violation of ERISA or the Code with respect to any Plan. The current value of the Plans' benefits, if any, guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

      Section 8. Regulation U. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the

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Board of Governors of the Federal Reserve System). The value of all margin stock owned by the Company does not constitute more than 25% of the value of the assets of the Company.

      Section 9. Taxes. The Company and each Subsidiary has filed all federal, state and local tax returns required to be filed (except for extensions requested in accordance with law) and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Company or such Subsidiary). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Company or the relevant Subsidiary in respect of taxes and other governmental charges are adequate.

      Section 10. Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company or such Subsidiary or on the ability of the Company or such Subsidiary to carry out its obligations under this Agreement or any of the Related Documents to which it is a party.

      Section 11. Force Majeure. Since the date of the most recent financial statement referred to in Article VI, Section 5, the business, properties and other assets of the Company or such Subsidiary have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

      Section 12. Investment Company Act. The Company is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

      Section 13. Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Article VI, Section 5, nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Company in connection with or pursuant to this Agreement or any Related Document contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Company to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Company, and the Company has no reason to believe that such projections or forecasts are not reasonable.

      Section 14. Subsidiaries. The Company has no Subsidiaries, except as described in Schedule 1 hereto.

      Section 15. Survival of Representations. All representations and warranties contained in this Article VI shall survive the delivery of any Letter of Credit and any investigation at any time made by or on behalf of the Bank shall not diminish its rights to rely thereon.

                                   ARTICLE VII
                     Affirmative Covenants of the Companies

      So long as either (i) any Letter of Credit is outstanding, or (ii) any amount is due or owing to the Bank hereunder, the Company agrees, unless the Bank shall otherwise consent in writing, that:

      Section 1. Financial Statements and Reports. The Company will furnish to the Bank:

            (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, the consolidated and consolidating financial statements of the Company and the Subsidiaries consisting of at least statements of income, cash flow and changes in shareholder's equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Company and acceptable to the Bank.

            (b) As soon as available, and in any event within 60 days after the end of each fiscal quarter, consolidated and consolidating statements of income, cash flow, changes in shareholder's equity for the Company and its Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a balance sheet of the Company and its Subsidiaries as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by Person having principal financial accounting responsibility for the Company and its Subsidiaries stating that such financial statements present fairly the financial condition of the Company and its Subsidiaries and that the same have been prepared in accordance with GAAP.

            (c) As soon as practicable and in any event within 60 days after the end of each fiscal quarter, a statement signed by Person having principal financial accounting responsibility for the Company stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

            (d) Immediately upon any Person having substantial management responsibilities for the Company (which includes the Company's Chief Executive Officer or Chief Financial Officer) becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Company proposes to take with respect thereto.

            (e) Immediately upon any Person having management responsibilities for, the Company (which includes the Company's Chief Executive Officer or Chief Financial Officer) becoming aware of the occurrence, with respect to any Plan, of any Reportable

      Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Company proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

      Section 2. Existence. The Company will, and will cause each Subsidiary to, maintain its (i) existence in its present legal form in good standing under the laws of its jurisdiction of organization and (ii) its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Company or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Company or such Subsidiary to any material liability.

      Section 3. Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Company's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Company's or such Subsidiary's books in accordance with GAAP.

      Section 4. Books and Records. The Company will, and will cause each Subsidiary to, keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

      Section 5. Compliance. The Company will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Company and such Subsidiary and the Company and such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

      Section 6. Compliance with Other Documents. The Company will comply in all material respects with the Related Documents.

      Section 7. Notice of Litigation. The Company will give prompt written notice to the Bank of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Company or any property of the Company or any Subsidiary or to which the Company or any Subsidiary is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Company or any Subsidiary or on the ability of the Company or any Subsidiary to perform its obligations under this Agreement and the other Related Documents, stating the nature and status of such action, suit or proceeding.

                                  ARTICLE VIII
                       Negative Covenants of the Company

      So long as either (i) any Letter of Credit is outstanding, or (ii) any amount is due or owing to the Bank hereunder, the Company agrees, unless the Bank shall otherwise consent in writing, that:

      Section 1. Merger. The Company will not, and will not permit any Subsidiary to, merge or consolidate or enter into any analogous reorganization or transaction with any Person unless the Company or such Subsidiary is the surviving entity and no Default or Event of Default would result from such merger or consolidation.

      Section 2. Amendments or Modifications of Related Documents. The Company will not amend, modify or supplement, nor agree or consent to any amendment or modification of, or supplement to, any of the Related Documents.

      Section 3. Disposition of Assets. The Company will not, and will not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a) dispositions of assets in the ordinary course of business, including, without limitation, dispositions of Investments held by ACIC in the ordinary course of its business (but only to the extent that such disposition does not violate any agreement between the Bank and ACIC);

            (b) dispositions of used, worn-out or surplus equipment, all in the ordinary course of business;

            (c) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment; and

            (d) other dispositions of property during the term of this Agreement whose net book value in the aggregate does not exceed $100,000.

      Section 4. Plans. The Company will not permit, and will not allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Company or any Subsidiary; and the Company will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

      Section 5. Change in Nature of Business. The Company will not, and will not permit any Subsidiary to, make any material change in the nature of the business of the Company or such Subsidiary, as carried on at the date hereof. For purposes of this Section, the provision of claims management, disability management, the provision and sale of software related to such activities and similar insurance-related activities will not be deemed to be a material change in the nature of the business of the Company or any Subsidiary of the Company, as carried on at the date hereof.

      Section 6. Subsidiaries. After the date of this Agreement, the Company will not, and will not permit any Subsidiary to, form or acquire any corporation which would thereby become a Subsidiary, unless the Company gives notice of the establishment of the new Subsidiary to the Bank.

      Section 7. Negative Pledges; Subsidiary Restrictions. The Company will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would (i) prohibit the Company or such Subsidiary from granting, or otherwise limit the ability of the Company or such Subsidiary to grant, to the Bank any Lien on any assets or properties of the Company or such Subsidiary, or
(ii) require the Company or such Subsidiary to grant a Lien to any other Person if the Company or such Subsidiary grants any Lien to the Bank. The Company will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Company.

      Section 8. Restricted Payments. The Company will not make any Restricted Payments, except that the Company may redeem stock purchased by employees pursuant to incentive plans, provided that the aggregate redemption price paid for such stock shall not exceed $250,000 in any single fiscal year.

      Section 9. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

      Section 10. Accounting Changes. The Company will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary.

      Section 11. Indebtedness. The Company will not, and will not permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

            (a) obligations of the Company under this Agreement and the Related Documents;

            (b) liabilities, other than for borrowed money, incurred in the ordinary course of business.

            (c) Indebtedness existing on the date of this Agreement and disclosed on Schedule 2 hereto, but not including any extension or refinancing thereof.

            (d)   Indebtedness secured by Liens permitted under Article VIII,
      Section 12(h) hereof provided that the aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $100,000.

            (e) Other unsecured Indebtedness, in an amount which, when combined with the amount of the existing Indebtedness permitted under clause (c) of this Section, does not exceed $20,000,000.

            (f) Liabilities from the continued adjudication of claims resulting from workplace injuries in the ordinary course of the Company's workplace compensation insurance policies.

      Section 12. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Company or a Subsidiary, except:

            (a)   Liens in favor of the Bank.

            (b)   Liens existing on the date of this Agreement and disclosed on
      Schedule 3 hereto.

            (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Company or a Subsidiary.

            (d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Article VII, Section 3 hereof.

            (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Article VII,
      Section 3 hereof.

            (f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

            (g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Company or a Subsidiary.

            (h) The interest of any lessor under any capitalized lease entered into after the date hereof or purchase money Liens on property acquired after the date hereof; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related capitalized lease obligations or the purchase price of such property.

      Section 13. A.M. Best Rating of ACIC. The Company will not permit the rating of ACIC by A.M. Best & Company at any time to be less than B+.

                                   ARTICLE IX
                                Events of Default

      Section 1. Events of Default. The occurrence of any of the following events (including the expiration of any specified time) shall constitute an "Event of Default":

            (a) any amount required to be paid by the Company under this Agreement or any other Indebtedness of the Company to the Bank, whether now existing or hereafter arising is not paid when due (whether by acceleration or otherwise);

            (b) the Company shall fail to comply with any agreement, covenant, condition, provision or term contained in Article VII, Sections 2, 3 or 5 or in Article VIII; or

            (c) the Company shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Article IX) and such failure to comply is not remedied within 30 calendar days after written notice of such failure is given by the Bank to the Company (unless the Bank shall agree in writing to an extension of such time prior to its expiration), or for such longer period of time (not to exceed 90 days) as may be reasonably necessary to remedy such default (other than defaults which can be cured by a money payment), provided that such default is capable of being remedied and the Company is proceeding with reasonable diligence to remedy the same; or

            (d) any representation or warranty made by or on behalf of the Company, any Subsidiary in this Agreement or any other Related Document or by or on behalf of the Company or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any Related Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified; or

            (e) the Company shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Company or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company or for a substantial part of the property thereof and shall not be discharged within 30 days; or

            (f) any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Company, and, if instituted against the Company, shall have been consented to or acquiesced in by the Company, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the Company; or

            (g) any dissolution or liquidation proceeding shall be instituted by or against the Company and, if instituted against the Company, shall be consented to or acquiesced in by the Company or shall remain for 30 days undismissed; or

            (h) a judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against the Company and the Company shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgment by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (i) the maturity of any material Indebtedness of the Company (other than Indebtedness under this Agreement) shall be accelerated, or the Company shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this clause (i), Indebtedness of the Company shall be deemed "material" if it exceeds $100,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Article has occurred; or

            (j) the occurrence of any event of whatsoever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) which could reasonably be expected to materially and adversely affect (a) the financial condition or operations of the Company and the Subsidiaries taken as a whole, (b) impair the ability of the Company to perform its obligations under this Agreement or any Related Document, (c) the rights and remedies of the Bank against the Company, or (d) the timely payment of amounts payable by the Company hereunder.

                                    ARTICLE X
                                    Remedies

      Section 1. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Bank may, in addition to any other remedies available to it at law or in equity, exercise any one or more of the following remedies:

            (a) The Bank may, by written notice to the Company, declare all obligations of the Company under this Agreement to be immediately due and payable, whereupon such obligations shall become immediately due and payable.

            (b) The Bank may make demand upon the Company and forthwith upon such demand the Company shall pay to the Bank in Immediately Available Funds for deposit in a special cash collateral account maintained with the Bank (the "Cash Collateral Account") an amount equal to the maximum amount then available to be drawn under the Letters of Credit (assuming compliance with all conditions for drawing thereunder). The Bank shall have sole discretion in administering such funds, including the right to return such funds to the Company if the Bank so elects. Until each Letter of Credit has expired and all obligations of the Company under this Agreement shall have been paid in full:

                  (i) If requested by the Company and subject to the right of the Bank to withdraw funds from the Cash Collateral Account as provided below, the Bank will in its name or the name of the Company from time to time, invest funds on deposit in the Cash Collateral Account, reinvest proceeds and invest interest or other income received from any such investments, in such Eligible Securities (as hereinafter defined) as the Company may select and give notice thereof to the Bank. Such proceeds, interest or income which are not so invested or reinvested in Eligible Securities shall, except as otherwise provided in this Section 1(b), be deposited and held by the Bank in the Cash Collateral Account. "Eligible Securities" means
            (A) United States Treasury bills with a remaining maturity of 90 days or less, (B) negotiable certificates of deposit of the Bank or of any other bank having combined capital and surplus of at least $100,000,000 with a remaining maturity of 90 days or less, and (C) such other instruments as the Company may request and the Bank may approve in writing. Eligible Securities from time to time purchased and held pursuant to this Section 1(b) shall be referred to as "Collateral Securities" and shall, for purposes of this Agreement, constitute part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

                  (ii) If at any time the Bank determines that any funds held in the Cash Collateral Account are subject to any right or claim of any person or entity other than the Bank or that the total amount of such funds is less than the maximum amount at such time available to be drawn under the Letters of Credit, the Company will, forthwith upon demand by the Bank, pay to the Bank, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (A) such maximum amount at such time available to be drawn under the Letters of Credit over (B) the total amount of funds, if any, then held in the Cash Collateral Account which the Bank determines to be free and clear of any such right and claim.

                  (iii) The Company hereby pledges, and grants to the Bank a security interest in, all funds held in the Cash Collateral Account (including Collateral Securities) from time to time and all proceeds thereof, as security for the payment of all amounts due and to become due from the Company to the Bank under this Agreement.

                  (iv) The Bank may, at any time or from time to time after funds are either deposited in the Cash Collateral Account or invested in Collateral Securities, after selling (upon five days' notice to the Company), if necessary, any Collateral Securities, apply funds then held in the Cash Collateral Account to the payment of any amounts, in such order as the Bank may elect, as shall have become or shall become due and payable by the Company to the Bank under this Agreement. The Company agrees that, to the extent notice of sale of any Collateral Securities shall be required by law, five days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (v) Neither the Company nor any person or entity claiming on behalf of or through the Company shall have any right to withdraw any of the funds held in the Cash Collateral Account, except as otherwise provided in clause (vi) below, except that after the termination of the Letters of Credit in accordance with its terms and the payment of all amounts payable by the Company to the Bank under this Agreement, any funds remaining in the Cash Collateral Account shall be returned by the Bank to the Company or paid to whomever may be legally entitled thereto.

                  (vi) So long as no Default or Event of Default shall have occurred and be continuing, the Bank will release to the Company (A) the interest or other income received on Collateral Securities and
            (B) at the written request of the Company, funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Cash Collateral Account over the maximum amount available to be drawn under the Letters of Credit.

                  (vii) The Company agrees that it will not (A) sell or
            otherwise dispose of any interest in the Cash Collateral Account or any funds held therein, or (B) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

                  (viii) The Bank shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Bank accords its own property, it being understood that the Bank shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

            (c) The Bank may offset any deposits of the Company held by the Bank (including those held by the Bank in the Cash Collateral Account and any unmatured time deposits) against sums due or to become due hereunder, whether or not then due.

            (d) The Bank may exercise any remedy available to it under any other Related Document.

            (e) The Bank may take whatever action at law or in equity that may appear necessary or appropriate to collect any amount due or thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company hereunder or under any other Related Document.

            (f) Notwithstanding any of the foregoing, the Bank will not apply (whether pursuant to Article X, Section 1(b)(iv), Article X, Section l(c) or otherwise) any funds on deposit in the Cash Collateral Account (or any other deposits of the Company held by the Bank) to the payment or reimbursement of any drawing under any Letter of Credit unless and until such drawing has been honored by the Bank from its own funds.

                                   ARTICLE XI
                                  Miscellaneous

      Section 1. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor any consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 2. Notices. Except as otherwise specifically provided for herein, all notices and other communications provided for herein shall be in writing and telecopied, mailed or delivered to the intended recipient at the following addresses:

      If to the Company:        8500 Normandale Lake Blvd., Suite 1450
                                Bloomington, MN 55437
                                Attn: Jeffrey B. Murphy

      If to the Bank:           U.S. Bank National Association
                                U.S. Bancorp Center
                                800 Nicollet Mall
                                Minneapolis, MN 55402
                                Attention: Christine Geer
or as to each party at such other address as shall be designated by such party in a written notice to the other parties. All notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, three Business Days after the date deposited in the mails, airmail postage prepaid, in each case given or addressed as aforesaid.

      Section 3. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 4. Indemnification. The Company hereby indemnifies and holds harmless the Bank from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever (including attorneys' fees) which the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided that the Company shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bank or (ii) the Bank's willful failure to pay under any Letter of Credit after the presentation to it by the Trustee of a sight draft and certificate strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 4 is intended to limit the reimbursement obligation of the Company contained in Article III, Section 1 hereof.

      Section 5. Continuing Obligation. This Agreement is a continuing obligation, shall survive the termination of any Letter of Credit and shall (a) be binding upon the Company, its successors and assigns, and (b) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided that the Company may not assign all or any part of this Agreement without the prior written consent of the Bank.

      Section 6. Liability of the Bank. As between the Bank and the Company, the Company assumes all risks of the acts or omissions of any Beneficiary with respect to its use of any Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of the Beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves, by clear and convincing evidence, were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of any Letter of Credit or (ii) the Bank's willful failure to pay under any Letter of Credit after the presentation to it by the Beneficiary of a sight draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

      Section 7. Costs, Expenses and Taxes. The Company agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and enforcement of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the fees, service charges and out-of-pocket expenses of outside counsel to the Bank (determined on the basis or at such counsel's generally applicable rates, which may be higher than the rates such counsel charges to the Bank in certain matters) and the allocated costs of the in-house counsel incurred from time to time.

      Section 8. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      Section 9. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

      Section 10. Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.

      Section 11. Waiver of Jury Trial. THE COMPANY AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      Section 13. Headings. The Table of Contents and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 14. Accounting. All financial statements furnished to the Bank under this Agreement and all computations and determinations required to be made pursuant to this Agreement shall be made in accordance with GAAP, applied on a basis consistent with the audited financial statements referred to in Article VI, Section 5.

      Section 15. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof until such time as no Letters of Credit remain outstanding and all amounts owing hereunder to the Bank have been fully paid.

      Section 16. Entire Agreement. This Agreement and the other Related Documents to which the Company is a party embody the entire agreement and understanding between the Company and the Bank with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.

      Section 17. Company Acknowledgements. The Company acknowledges that (a) it has been advised by its own legal counsel in the negotiation, execution and delivery of this Agreement and the Related Documents and has not received or relied on any advice from the Bank or the Bank's legal counsel, Dorsey & Whitney LLP, (b) the Bank has no fiduciary relationship to the Company, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Company and the Bank.

      Section 18. Waivers and Recovery of Payments.

            (a) Waivers of Defenses. The obligations of the Company hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the obligations hereunder (except for contingent indemnity and other contingent obligations not yet due and payable) at a time after any obligation of the Bank hereunder to issue Letters of Credit shall have expired or been terminated and all outstanding Letters of Credit shall have expired or the liability of the Bank thereon shall have otherwise been discharged. The purpose and intent of this Agreement is that the obligations hereunder constitute the direct and primary obligations of the Company and that the covenants, agreements and all obligations of the Company hereunder be absolute, unconditional and irrevocable.

            (b) Recovery of Payment. If any payment received by the Bank and applied to the obligations hereunder is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the obligations hereunder to which such payment was applied shall, to the extent permitted by applicable law, be deemed to have continued in existence, notwithstanding such application, and the Company shall be liable for such obligations as fully as if such application had never been made. References in this Agreement to amounts "irrevocably paid" or to "irrevocable payment"
refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

                            [Signature Page follows.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      RTW, INC.

                                      By /s/ Alfred L. LaTendresse
                                        -------------------------------

                                      Its Executive Vice President and
                                          Chief Financial Officer
                                         ------------------------------


                                      U.S. BANK NATIONAL ASSOCIATION

                                      By /s/ Christine J. Geer
                                         ------------------------------

                                      Its Corporate Banking Officer
                                          -----------------------------

          [Signature Page to Letter of Credit Reimbursement Agreement]

                                    EXHIBIT A
                                       to
                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT

                            Form of Letter of Credit

                                                   ________, 2004

Beneficiary:

[NAME AND ADDRESS]

Applicant: [CALTIUS]

We have established this clean, irrevocable and unconditional Letter of Credit in favor of Beneficiary for drawing up to $__________,000.00 (__________and no/100 dollars) effective immediately. This letter of credit is issued, presentable and payable at our office at U.S. Bank National Association, [800 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55402 ATTN: STANDBY LETTERS OF CREDIT] and expires one year from the date hereof (the "Expiration Date"). Except when the amount of this Letter of Credit is increased, this Credit cannot be modified or revoked without your consent.

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary including without limitation, any liquidator, rehabilitator, receiver or conservator. Drawings by any liquidator, rehabilitator, receiver or conservator shall be for the benefit of all of the Beneficiary's policyholders.

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit number_______________________, any part of this Credit upon presentation of your draft drawn on us at our office specified in paragraph one, on or before the expiration date hereof, or any automatically extended expiration date; provided, however, the maximum aggregate amount that may be drawn under this Credit shall not exceed US$____________,000.00.

Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification. The obligation of U.S. Bank National Association under this Credit is the individual obligation of U.S. Bank National Association, and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement.

This Letter of Credit is deemed to be automatically extended without amendment for one year from the expiration date or any future expiration date, unless thirty (30) days prior to such expiration date, we notify you by registered mail that the Letter of Credit will not be renewed for any such additional period.

This Letter of Credit is subject to and governed by the Laws of the State of [New York] and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500) and, in the event of any conflict, the Laws of the State of [New York] will control. If this Credit expires during an interruption of business as described in Article 17 of said Publication 500, the Bank hereby specifically agrees to effect payment if this credit is drawn against within thirty (30) days after the resumption of our business.

U.S. Bank National Association

_____________________________
    Authorized Signature

                                                                      SCHEDULE 1

                                  Subsidiaries

Rtw, Inc has one subsidiary, American Compensation Insurance Company ("ACIC"), a Minnesota corporation.

                                                                      SCHEDULE 2

                                  Indebtedness

The Company's ACIC subsidiary is obligated with respect to a $1.5 million letter of credit issued by U.S. Bank National Association in favor of General Reinsurance.

                                                                      SCHEDULE 3

                                      Liens

The Company's ACIC subsidiary has pledged securities to U.S. Bank National Association in connection with a $1.5 million letter of credit issued by U.S. Bank National Association to General Reinsurance.